UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2024

Date of Report (Date of earliest event reported)

One World Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56151	61-1744826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6605 Grand Montecito Parkway, Suite 100 Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

(800) 605-3201

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2024, One World Products, Inc. (the “Company”) completed the sale of a 12% convertible promissory note to each of (a) SDT Equities LLC, a Delaware limited liability company (“SDT”) in the principal amount of $1,300,000 and for a purchase price of $1,196,000, and (b) AJB Capital Investments LLC, a Delaware limited liability company (“AJB”, and together with SDT, the “Investors”) in the principal amount of $300,000 for a purchase price of $276,000 (collectively, the “Notes”) pursuant to Securities Purchase Agreements between the Company and the Investors, respectively (the “Purchase Agreements”). The transactions were effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The Notes mature on January 19, 2025 (the “Maturity Date”) and bear interest at a rate of 12% per annum. Subject to certain adjustments and following an event of default only, the Notes are convertible into shares of the Company’s common stock at a conversion price equal to the lowest closing price (i) during the previous ten Trading Day (as defined in the Notes) period ending on the date of issuance of the Note, or (ii) during the previous ten Trading Day period ending on the Conversion Date (as defined in the Notes), whichever is lower. The Notes are also subject to covenants, events of default, penalties, default interest, and other terms and conditions customary in transactions of this nature.

Pursuant to the Purchase Agreement with SDT, SDT received a pre-funded warrant to purchase 8,666,667 shares of the Company’s common stock (the “Warrant”). The Warrant includes a make-whole provision, whereby, if SDT is unable to sell the Warrant Shares (as defined in the Warrant) for net proceeds equal to at least $520,000 (the “Make-Whole Amount”) within a certain timeframe, then the Company shall either (i) pay SDT in cash the difference between the Make-Whole Amount and the net proceeds that SDT actually received from the sale of the Warrant Shares or (ii) cause the issuance of additional pre-funded warrants to SDT for shares of common stock the sale of which would ultimately satisfy the Make-Whole Amount.

Pursuant to the Purchase Agreement with AJB, the Company paid a $120,000 commitment fee (the “Commitment Fee”) to AJB in form of 2,000,000 shares of the Company’s common stock (the “Commitment Fee Shares”). The Commitment Fee Shares were issued within five days of the execution of the Purchase Agreement with AJB. The Purchase Agreement with AJB includes a make-whole provision, whereby, if AJB is unable to sell the Commitment Fee Shares for net proceeds equal to at least the Commitment Fee, the Company shall cause the issuance of additional shares of common stock to AJB the sale of which would ultimately generate total net funds equal to the Commitment Fee. Moreover, the Company has an obligation to include the Commitment Fee Shares in a registration statement filed by the Company within ninety days after the effective date of the Purchase Agreement with AJB.

The obligations of the Company to the Investors under the Notes, the Purchase Agreements, and any other Transaction Documents (as defined in the Security Agreements mentioned below) are secured by liens on the Company’s assets pursuant to Security Agreements between the Company and the Investors, respectively.

The information set forth above is qualified in its entirety by reference to the actual terms of the Notes, the Warrant, the Purchase Agreements, and the Security Agreements, which will be filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, in an amendment and which will be incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Promissory Note of One World Products, Inc. in the principal amount of $1,300,000 issued to SDT Equities LLC, dated April 19, 2024.*

Exhibit 4.2	Promissory Note of One World Products, Inc. in the principal amount of $300,000 issued to AJB Capital Investments LLC, dated April 19, 2024.*

Exhibit 4.3	Pre-Funded Common Stock Purchase Warrant of One World Products, Inc. for the purchase of 8,666,667 shares of common stock, issued to SDT Equities LLC, dated April 19, 2024.*

Exhibit 10.1	Securities Purchase Agreement, dated April 19, 2024, between One World Products, Inc. and SDT Equities LLC.*

Exhibit 10.2	Securities Purchase Agreement, dated April 19, 2024, between One World Products, Inc. and AJB Capital Investments LLC.*

Exhibit 10.3	Security Agreement, dated April 19, 2024, between One World Products, Inc. and SDT Equities LLC.*

Exhibit 10.4	Security Agreement, dated April 19, 2024, between One World Products, Inc. and AJB Capital Investments LLC.*

*To be filed by amendment.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: April 25, 2024	By:	/s/ Dr. Kenneth Perego, II
	Name:	Dr. Kenneth Perego, II
	Title:	Vice Chairman of the Board

3